UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2022

CREDEX CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-54142	16-1731286
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

500 Australian Ave. South, Suite 630

West Palm Beach, FL 33401

(Address of principal executive offices) (Zip code)

(561) 651-4160

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sales of Equity Securities.

On January 5, 2022, Credex Corporation (the “Company”) sold an aggregate of 9,521,697 restricted shares of common stock to certain investors at a purchase price per share of $0.001, for an aggregate purchase price of $9,522 (collectively, the “Sales”). Such shares included (i) 2,093,596 shares sold to James Woodend, the Company’s President and a member of the Company’s Board of Directors (the “Board”); (ii) 1,046,798 shares sold to Lawrence Taube, the Company’s Chief Financial Officer and a member of the Board; (iii) 872,332 shares sold to Hayden Witt, a member of the Board; (iv) 697,865 shares sold to Jennifer Woodend, the Company’s Secretary and a member of the Board; and (v) 500,000 shares sold to Robin McVey, the Company’s Chief Executive Officer and a member of the Board. The Sales were approved by the Board. Following the Sales, there were 68,514,197 shares of common stock outstanding.

The Sales were not registered under the Securities Act of 1933, as amended (the “Securities Act”), and the common stock was issued in reliance upon the exemptions from registration provided by Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D. The purchasers acquired the common stock for their own respective accounts and not with a view to distribution in violation of the Securities Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 11, 2022	CREDEX CORPORATION

	By:	/s/ Robin McVey
Robin McVey
Chief Executive Officer